EXHIBIT 99.2

FORWARD LOOKING STATEMENTS

CIB Marine has made statements in this Form 8-K that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. CIB Marine intends these forward-looking statements to be subject to the safe harbor created thereby and is including this statement to avail itself of the safe harbor. Forward-looking statements are identified generally by statements containing words and phrases such as “may,” “project,” “are confident,” “should be,” “will be,” “predict,” “believe,” “plan,” “expect,” “estimate,” “anticipate” and similar expressions. These forward-looking statements reflect CIB Marine’s current views with respect to future events and financial performance, which are subject to many uncertainties and factors relating to CIB Marine’s operations and the business environment, which could change at any time.

There are inherent difficulties in predicting factors that may affect the accuracy of forward-looking statements. Potential risks and uncertainties that may affect CIB Marine’s operations, performance, development and business results include the following:

•	Adverse changes in CIB Marine’s loan and investment portfolios;

•	Changes in the financial condition or operating results of one or more borrowers or related groups of borrowers or borrowers within a single industry or small geographic region where CIB Marine has a concentration of credit extended to those borrowers or related groups or to borrowers within that single industry or small geographic region;

•	CIB Marine’s ability to maintain adequate capital;

•	CIB Marine’s ability to operate profitably;

•	CIB Marine’s ability to comply with regulatory orders and agreements;

•	The costs and effects of outstanding and/or potential litigation and of unexpected or adverse outcomes in such litigations;

•	CIB Marine’s ability to bring current its delinquent filings of periodic reports with the Securities and Exchange Commission and other regulators;

•	CIB Marine’s ability to attract and retain key personnel;

•	Adverse changes in business conditions in the banking industry generally and in the markets in which CIB Marine operates;

•	Changes in the legislative and regulatory environment which adversely affect CIB Marine;

•	Changes in accounting policies and practices;

•	Changes in interest rates and changes in monetary and fiscal policies which could negatively affect net interest margins, asset valuations and expense expectations;

•	Increased competition from other financial and non-financial institutions;

•	Adverse changes in the valuation of assets held for disposal and/or additional losses resulting from operations or disposition thereof;

•	The competitive impact of technological advances in the banking industry; and

•	Other risks set forth from time to time in CIB Marine’s filings with the Securities and Exchange Commission.

These risks and uncertainties should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. CIB Marine does not assume any obligation to update or revise any forward-looking statements subsequent to the date on which they are made, whether as a result of new information, future events or otherwise.